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                                                                   EXHIBIT 10.60


                     COMMON STOCK PIPES PURCHASE AGREEMENT

     THIS COMMON STOCK PIPES PURCHASE AGREEMENT (the "Agreement") is made as of January 6, 2000, by and among P-Com, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A attached hereto (each an "Investor" and collectively the "Investors").

                                   RECITALS:
                                   --------

     A. The Company desires to sell shares of the Company's Common Stock, $.0001 par value ("Common Stock") to the Investors, and the Investors desire to purchase shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement.

     THE PARTIES AGREE AS FOLLOWS:

     1.   Purchase and Sale of Common Stock.
          ---------------------------------

          1.1  Sale and Issuance of Common Stock. The Company shall sell to each
               ---------------------------------
Investor and each Investor shall purchase from the Company, on the date of the Closing (as defined in Section 1.2 below), at a price per share equal to the Formula Price (as defined in Section 1.3 below), that number of shares of Common Stock equal to the quotient of dollar value of such Investor's investment as indicated on Schedule A divided by the Formula Price, as defined below (the "Shares").

          1.2  Closing. The purchase and sale of the Shares shall take place at
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11:00 a.m. Pacific Standard Time promptly after the Trigger Time (as defined below), at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street, San Diego, California 92101, or on such date and at such time and place as the Company and the Investors shall mutually agree (the "Closing"). At the Closing the Company shall deliver to each Investor a stock certificate representing the Shares purchased by it against delivery to the Company (or to an
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escrow account designated by the Company) by each Investor of the quantity of funds indicated adjacent to such Investor's name on Schedule A by wire transfer to the Company (or to an escrow account designated by the Company). The "Trigger Time" means the first moment on which the aggregate borrowings of the Company from Foothill Capital Corporation or Greyrock Capital equal or exceed $12,000,000 provided however, if the Company does not borrow at least $12,000,000 from either Foothill Capital Corporation or Greyrock Capital but the gross proceeds deposited into the Investor Trust Account (defined below) from the sale of the Shares hereunder equal or exceed $42,999,975 then the "Trigger Time" shall be deemed to have occurred at the opening of business on January 13, 2000. The Investor Trust Account means that certain trust account identified in Schedule B hereto established by Shartsis, Friese & Ginsburg LLP for the purpose of collecting funds from the Investors for the purchase of Shares. The funds from the Investor Trust Account shall be released to the Company at the Closing. If the Closing has not occurred by January 20, 2000, each Investor depositing funds into the Investor Trust Account shall be entitled to have its funds returned by providing a written request to Shartsis, Friese & Ginsburg LLP requesting the return of such funds.

          1.3  Formula Price. The "Formula Price" means the product, rounded to
               -------------
the nearest whole cent, of 85% times the mean average of the 60 closing sale prices of the Common Stock, as reported by the Nasdaq National Market, for the 60 consecutive trading days ending on and including January 5, 2000, i.e., the Formula Price is $5.71.

          1.4  Restrictions on Future Sales. Until such time as the Shares are
               ----------------------------
registered for resale as required pursuant to Section 4 hereof or may otherwise be sold in a single transaction pursuant to Rule 144, the Company shall not issue, offer or sell any Common Stock (or any security convertible or exchangeable into Common Stock) on terms more favorable than

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the terms that the Shares and the Warrants (as defined below) are being sold to the Investors pursuant to this Agreement. For this purpose, the price will not be deemed "more favorable" if it is equal to or more than the product, rounded to the nearest whole cent, of 85% times the mean average of the 60 closing sale prices of the Common Stock, as reported by the Nasdaq National Market, for the 60 consecutive trading days ending on and including the date of the sale of such other shares. In addition, until such time as the Shares are registered for resale as required pursuant to Section 4 hereof or may otherwise be sold in a single transaction pursuant to Rule 144, the Company shall not issue, offer or sell any Common Stock (or any security convertible or exchangeable into Common Stock) at an absolute price lower than this Agreement's Formula Price (even if such transaction is otherwise in compliance with this Section 1.4) unless the Company has first given each Investor written notice of intent to offer an amount specified in the notice of such securities at a price and on terms specified in the notice; each Investor then shall have (pro rata) a right of first offer to purchase some or all of the offered securities at the stated price and terms. Each Investor shall have 20 days after receipt of the written notice to accept such right of first offer in whole or in part, and at the end of such 20 days the right shall expire with respect to such notice to the extent it has not been exercised. The Company shall then have the right, without passing again through the right of first offer process, to sell up to all of the untaken securities at the notice price and terms (or other price and terms more favorable to the Company) within 60 days after the expiration of the right with respect to such notice.

     2.   Representations and Warranties of the Company. For purposes of this
          ---------------------------------------------
Section 2, unless the context otherwise requires, the term "Company" shall include the Company and its subsidiaries as listed in its most recent Annual Report on Form 10-K/A for the year ended December 31, 1998 (the "Annual Report") filed with the Securities and Exchange Commission

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(the "SEC"). Except as set forth in the Disclosure Schedule delivered to the
Investors supplementally (the "Disclosure Schedule"), the Company hereby represents and warrants to the Investors as follows:

          2.1  Corporate Organization and Authority of the Company. The Company
               ---------------------------------------------------
and each of its subsidiaries:

               (a) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges and in good standing in the state or jurisdiction of its incorporation;

               (b) has the corporate power and authority to own and operate its properties and to carry on its business as presently conducted and as proposed to be conducted; and

               (c) is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a materially adverse effect on the business, properties or financial condition of the Company and its subsidiaries, taken as a whole. The Company has furnished to the Investors true and correct copies of its Certificate of Incorporation and Bylaws, each as amended to date.

          2.2  Capitalization. The authorized capital stock of the Company
               --------------
consists of:

               (a)  Preferred Stock. 2,000,000 shares of Preferred Stock,
                    ---------------
$.0001 par value, 750,000 shares of which have been designated Series A Junior Participating Preferred Stock, of which none were issued and outstanding as of January 6, 2000.

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               (b)  Common Stock. 95,000,000 shares of  Common Stock, $.0001 par
                    ------------
value, of which 68,229,360 shares were issued and outstanding as of January 6, 2000 (including shares issued on January 5, 2000 in a stock-for-debt exchange).

               (c) All outstanding shares of the Company's Common Stock have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and are fully paid and nonassessable.

               (d) Since December 31, 1999, the Company has not issued any shares of Common Stock or Preferred Stock except in connection with a January 5, 2000 stock-for-debt exchange or the exercise of outstanding options or warrants. Except as described in the Disclosure Schedule, there are no options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire from the Company any shares of the Company's capital stock or other securities (whether or not authorized).

          2.3  Subsidiaries. The Company does not presently own, have any
               ------------
investment in, or control, directly or indirectly, any subsidiaries, associations or other business entities, except as disclosed in the Annual Report. The Company is not a participant in any joint venture or partnership, except as disclosed in the Annual Report.

          2.4  Authorization. All corporate action on the part of the Company,
               -------------
its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of all its obligations under this Agreement and for the authorization, issuance, sale and delivery of the Shares has been taken, and this Agreement, once executed by the Company and each Investor, will constitute a legally binding and valid obligation of the Company enforceable in accordance with its terms, such enforceability being subject only to laws of general application relating to bankruptcy, insolvency and the relief of

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debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except for rights, if any, which have been duly waived, the issuance and sale of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

          2.5  Validity of Shares. The Shares and the Warrants (defined below),
               ------------------
when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued (including, without limitation, compliance with applicable federal and state securities laws), fully paid and nonassessable, and free and clear of all pledges, liens, encumbrances and restrictions other than any liens or encumbrances created by or imposed on the holder thereof through no action of the Company. The common stock issuable on exercise of the Warrants (the "Warrant Shares"), when issued in accordance with the Warrants, shall be duly and validly issued (including, without limitation, compliance with applicable federal and state securities laws), fully paid and non-assessable and free and clear of all pledges, liens, encumbrances and restrictions other than any liens or encumbrances created by or imposed on the holder thereof through no action of the Company. The Company will reserve shares of Common Stock under the Warrants as such shares accrue in accordance with Sections 4.1(d) and 4.1(h) hereof, and on issuance of the Warrants, all Warrant Shares will be duly and validly reserved for issuance. Assuming the truth and accuracy of the representations made by the Investors, the offer, sale and issuance of the Common Stock, the Warrants and the Warrant Shares are exempt from the registration requirements of the Securities Act and applicable state securities Laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

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          2.6  No Conflict. The execution and delivery of this Agreement do not,
               -----------
and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse in time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of the Certificate of Incorporation or Bylaws of the Company. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse in time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which could have a material adverse effect on the Company or materially impair or restrict its power to perform its obligations as contemplated hereby.

          2.7  Accuracy of Reports. The Annual Report, the Company's quarterly
               -------------------
report on Form 10-Q for the quarter ended September 30, 1999 filed with the SEC (the "Quarterly Report"), and all reports required to be filed by the Company thereafter to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), copies of which have been furnished to the Investors (together, the "SEC Reports"), have been duly filed, were (as amended to date) complete and correct in all material respects as of the dates at which the information was furnished, and (as amended to date) contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make

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the statements made therein, in light of the circumstances in which they were made, not misleading.

          2.8  Changes. Except as otherwise disclosed herein, in the Disclosure
               -------
Schedule or in the SEC Reports, between September 30, 1999 and the date of this Agreement there has not been:

               (a) any change in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the Quarterly Report, except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse;

               (b) any material change in the contingent obligations of the Company, whether by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

               (d) any declaration or payment of any dividend or other distribution of the assets of the Company;

               (e)  any labor organization activity; or

               (f) to the best of the Company's knowledge, any other event or condition of any character which has materially and adversely affected the Company's assets, liabilities, financial condition, prospects or operations.

          2.9  Government Consent, etc. No consent, approval or authorization of
               -----------------------
or designation, declaration or filing with any governmental authority or any other person or entity (except Union Bank of California and Bank of America) on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or

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issuance of the Shares, or the consummation of any other transaction contemplated hereby, except the filing of a Registration Statement and related activities pursuant to Section 4 hereof.

          2.10 Full Disclosure. The representations and warranties of the
               ---------------
Company contained in this Agreement, when read together with the Disclosure Schedule and the SEC Reports, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

          2.11 Conflicts Prohibited. The Company represents, warrants and
               --------------------
covenants that to the best of its knowledge no officer or employee of any Investor has a direct or indirect economic interest in the Company or its property or contracts other than as disclosed in the SEC Reports, nor will any officer or employee of any Investor receive, directly or indirectly, anything of substantial economic value for his or her private benefit from the Company or anyone acting on its behalf in connection with the investment made pursuant to this Agreement.

          2.12 Intellectual Property. The Company has not violated and is not
               ---------------------
currently in violation of any copyright, trademark or other intellectual property rights of any third persons, except to the extent that such violation does not materially and adversely affect the Company or its operations.

          2.13 Litigation/Bankruptcy/Malfeasance. The Company is not the subject
               ---------------------------------
of and has not received notice of any legal proceedings of the following types to which the Company is a party (or, if applicable, any executive officer or director of the Company) or any of its property is the subject: any proceeding that involves a claim against the Company for damages in excess of $500,000; any material bankruptcy, receivership or similar proceedings with respect to the Company; or any criminal proceedings or civil proceedings for fraud or

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malfeasance of which a director or executive officer of the Company is the subject (excluding minor offenses).

          2.14 Year 2000. To the Company's knowledge, except for matters which
               ---------
would not in the aggregate result in a material adverse effect on the Company, each hardware and software product and other computer and information technology used by the Company in its business (collectively, the "Software") will accurately receive, provide and process date and time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including, without limitation, leap year calculations, without a decrease in the functionality of the Software so that the Software will not malfunction, cease to function or provide invalid or incorrect results as a result of date or time data, to the extent that other information technology, used in combination with the Software, properly exchanges date and/or time data with it. To the Company's knowledge, except for matters which would not in the aggregate result in a material adverse effect on the Company, the Software is designed to be used prior to, during and after the calendar year 2000 A.D. and will operate during each such time period without error relating to date or time data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, to the Company's knowledge, except for matters which would not in the aggregate result in a material adverse effect on the Company, the Software (a) will not abnormally end or provide invalid or incorrect results as a result of date or time data, specifically including date data that represents or references different centuries or more than one century, (b) has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and

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date data interface values that reflect the century, and (c) includes "Year 2000
Capabilities," meaning that the Software (i) will manage and manipulate data involving dates or time, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates, (ii) provides that all date-related user interface functionalities and data fields include the indication of century, and (iii) provides that all date-related data interface functionalities include the indication of century.

          2.15 Investment Company. The Company represents and warrants that it
               ------------------
is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). In addition, the Company agrees that it shall not become an "investment company" or a company "controlled" by an "investment company", within the meaning of the 1940 Act. In the event that the Company breaches the foregoing, the Company shall forthwith notify the Investors and shall take immediate corrective action to remedy such breach.

     3.   Representations and Warranties of the Investors. Each Investor
          -----------------------------------------------
severally, and not jointly, represents and warrants to the Company as follows:

          3.1  Organization. It is validly existing under the laws of the state
               ------------
(or country) in which it is chartered, with all requisite power and authority to conduct its business as now being conducted.

          3.2  Authority. It has all corporate or partnership, as the case may
               ---------
be, right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all

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necessary corporate or partnership, as the case may be, action on behalf of the
Investor. This Agreement has been duly executed and delivered by and constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any obligation under any provision of the organizational or other charter documents of the Investor or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Investor.

          3.3  Information. The Investor represents that it has received all the
               -----------
information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Shares. The delivery of any information by the Company to the Investor shall not abrogate the representations and warranties of the Company contained herein.

          3.4  No Current Resale. The Investor is acquiring the Shares for its
               -----------------
own account and not with a view to sale or distribution. Any such sale or distribution shall be made only in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and all applicable blue sky laws. The Investor acknowledges that the Shares are not now registered under the Securities Act or any blue sky law, and might never be so registered. The Investor further acknowledges that the stock certificate representing the Shares will bear a customary securities-law restrictive legend.

          3.5  Status of Investor (Regulation D). The Investor is an "accredited
               ---------------------------------
investor" as such term is defined in Rule 501 as promulgated by the SEC under the Securities Act.

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          3.6  No Net Change. There has been no change in excess of $1,000 in
               -------------
the Investor's net position in Common Stock of the Company since December 31, 1999.

     4.   Covenants.
          ---------

          4.1  Registration of Shares.
               ----------------------

               (a) The Company shall, before the later of (i) 20 days after the SEC declares effective the Company's Form S-3 registration statement for the resale of the Common Stock issued by the Company in exchange for its Series B Convertible Participating Preferred Stock, and (ii) 45 days following the Closing, prepare and file with the SEC a registration statement on Form S-1 under the Securities Act covering the resale of the Shares by any Investor (subject to Section 4.1(g), the "Registration Statement"), and corresponding applications for registration under the blue sky laws of any states for which any Investor reasonably requests in writing to the Company that the Company obtain such blue-sky registration (it being understood that in the vast majority of states no such registration is legally required, due to the Company's Nasdaq National Market listing or other reasons). The Company shall use its best efforts to obtain effectiveness of the Registration Statement and such blue sky registrations as soon thereafter as practicable, and in any event within 90 days after the Closing. If the Registration Statement has not been declared effective within 90 days after the Closing or at any such time as a Warrant (as defined in Section 4.1(h) below) is issued to an Investor, the Company shall also be required to register for resale any and all Warrant Shares (as defined in Section 4.1(h) below) to the same extent they were Shares. The Company shall use its best efforts to keep the Registration Statement and such blue sky registrations effective after that. Notwithstanding the foregoing, the Company will only be required to maintain the effectiveness of the Registration Statement and such blue sky registrations until the earlier of (i) such time as all of the Shares have been disposed of by the Investors, or (ii) such date on which the Investors may legally

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dispose of all of the Shares in one transaction in the open market pursuant to
Rule 144(k) under the Securities Act. The Company shall also cause the Shares and any Warrant Shares to be listed on the Nasdaq National Market and on any stock exchange on which the Common Stock may from time to time be listed. The Company shall pay all fees and expenses incurred by the Company in connection with preparing, filing, prosecuting and updating the Registration Statement, such blue sky applications and registrations, and such listing, including all registration and filing fees, listing fees, printing expenses, and fees and disbursements of the Company's counsel and accountants.

               (b) Each Investor shall cooperate fully with the Company in the preparation of such Registration Statement and blue sky applications and shall provide to the Company all information and materials (including updated information and materials) regarding itself and its proposed method of disposition of the Shares and any Warrant Shares and take all actions reasonably requested by the Company to permit the Company to comply with applicable requirements of the SEC, to comply with applicable requirements of the relevant blue sky laws, and to obtain the desired acceleration of the effective date of such Registration Statement.

               (c) Subject to Section 4.1(d) hereof, the Company shall promptly prepare and file with the SEC and any relevant blue sky authorities such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with (and enable the Investors to comply with) the provisions of the Securities Act and Rule 415 thereunder with respect to the disposition of all the Shares and any Warrant Shares.

               (d) During the effectiveness of the Registration Statement, the Company shall promptly notify the Investors of the happening of any event or other

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circumstance as the result of which, in the Company's judgment, (i) the prospectus included in the Registration Statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or (ii) the offer or resale of the Shares and any Warrant Shares would otherwise have a material and adverse effect on any proposed or pending acquisition, merger, business combination or other material transaction involving the Company; and, upon receipt of such notice and until the earlier of (i) the date the Company makes available to the Investors a supplemented or amended prospectus meeting the requirements of the Securities Act and relevant blue sky laws, or (ii) the date the Company notifies the Investors that the Investors may resume offers and sales using the prior prospectus, the Investors shall not offer or sell any Shares and any Warrant Shares pursuant to the Registration Statement (and shall return all copies of such prior prospectus to the Company if requested to do so by it). Notwithstanding Section 4.1(c), the Company may continue such "blackout" period or periods for such period of time as the Company considers reasonably necessary and in its best interest due to circumstances then existing, or simply due to the fact that amendments/supplements of a Registration Statement/ prospectus cannot be prepared instantly; but in no event may the Company impose
                                         ---
"blackouts" on the Investors for any period of ten or more consecutive business days or totaling more than 20 days in any 12 month period (plus any "Permitted Blackouts" as defined in the Registration Rights Agreement dated as of December 21, 1998 between the Company, Castle Creek Technology Partners LLC and others).

               (e) The Company shall not be required to apply for or obtain blue sky registration in any state if in connection therewith or as a condition thereto it must (i) qualify to do business in such state where it would not otherwise be required to qualify, (ii) subject itself to

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general taxation in such state, (iii) file a general consent to service of process in such state, or (iv) make any change in its Certificate of Incorporation or Bylaws, which the Company's Board of Directors determines to be contrary to the best interests of the Company and its stockholders.

               (f)  Indemnification.
                    ---------------

                    (i) The Company will indemnify each Investor, and each of the officers and directors of, and each person controlling, each Investor, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on (A) any untrue statements (or alleged untrue statement) of a material fact contained in any prospectus contained in any registration statement covering the Shares for resale, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any misrepresentation or breach of any representation or warranty given or made by the Company in this Agreement, and will reimburse each Investor, each of its officers and directors and each person controlling each Investor, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission based upon written information furnished to the Company by such Investor specifically for use therein.

                    (ii) Each Investor will indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such prospectus, or any omission (or alleged omission) to state

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therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any sale of Shares which violates (or allegedly violates) the Securities Act because of violation of the prospectus delivery requirement or because more or less than the information in such prospectus is given (or alleged to be given) in connection with the sale, or (C) any misrepresentation or breach of any representation or warranty given or made by such Investor in this Agreement, and will reimburse the Company, and such directors, officers, or controlling persons, for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, but in the case of subsection
(f)(ii)(A) to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use therein provided, however, that the indemnity agreement contained in this section 4.1(f)(ii) shall not apply to amounts paid in settlement of any such claims, losses, expenses, damages and liabilities if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this section 4.1(f)(ii) exceed the net proceeds from the offering received by such Investor.

                    (iii)  Each party entitled to indemnification under this
Section 4.1(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. The Indemnified Party shall provide all cooperation reasonably requested for the defense of the claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. An Indemnified Party shall not decline any settlement complying with the foregoing if it requires nothing of the Indemnified Party other than the payment of money (which is in fact paid by the Indemnifying Party) and does not include an admission of liability.

                    (iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any person or entity entitled to indemnification under Section 4.1(f) makes a claim for indemnification pursuant to this Section 4.1(f) but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.1(f) provides for indemnification in such case; then, and in such case, the party that would otherwise be required to indemnify under Section 4.1(f) will contribute to the aggregate losses, claims, damages or liabilities to which the other parties may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the parties in connection with the losses suffered, as well as any other relevant equitable considerations.

               (g) The parties agree that if the Company becomes eligible to register securities for resale on Form S-3 it may choose to register the Shares for resale on Form S-3 and, after the SEC declares such Form S-3 registration statement effective, so notify the Investors, provide all relevant deliverables (such as a supply of new prospectuses), and then (if the original Form S-1 Registration Statement had already been declared effective) deregister the Shares from the original Form S-1 Registration Statement. Thereafter such Form S-3 Registration Statement shall, for all purposes of this Agreement, be deemed to be the "Registration Statement."

               (h) If the Shares have not been registered for resale by date that is three months following the Closing (the "Penalty Date"), the Company shall be obligated to issue each Investor a warrant (each a "Warrant" and collectively the "Warrants") on substantially the form attached hereto as Exhibit C. The number of shares for which each Warrant is exercisable for is to be determined as follows: for each month (pro rata for partial months) following the Penalty Date that the Shares have not been registered for resale the Warrant shall be issued for 3% of the number of Shares such Investor has purchased pursuant to Section 1.1 hereof. No Warrants shall be issuable if the Registration Statement is declared effective within the first three months after the date of Closing. For the purposes of this subsection (h) a "month" shall be deemed to begin on the same numbered day in each calendar month as the numbered day of the month on which the Closing occurs. As the obligation to issue the Warrants accrues, the Company shall reserve for issuance the corresponding number of Warrant Shares. In no event shall Warrant Shares accrue to an Investor to the extent that delay was caused by such Investor's violation of Section 4.1(b).

     Although the obligation to issue Warrants will begin 3 months after the Penalty Date, the Company shall not actually issue such Warrants until the earlier of (i) the day after the Company first registers the Shares for resale or (ii) one year and one day after the Penalty Date (the "Warrant Issuance Date"). In the event clause (ii) in the preceding sentence applies then additional Warrants shall be issued, pursuant to this subsection, every three months after the first Warrant Issuance Date, as appropriate (each a "Warrant Issuance Date" and collectively the "Warrant Issuance Dates"). The maximum duration of the period of exerciseability for the Warrant shall be until the third anniversary of the respective Warrant Issuance Date. The initial Exercise Price per share of the Warrant shall be 80% of the price which was the lowest closing sale price of the Common Stock, as reported by the Nasdaq National Market, during the period between the Closing and the respective Warrant Issuance Date.

               (i) From the date hereof through a period of 20 days following the date that the Registration Statement is first declared effective, the Company shall not register any securities other than securities issued in connection with (1) any stock option plan, stock purchase plan, stock bonus plan or other plan for the benefit of employees, officers or directors of the Company or (2) the exercise of any rights, warrants or options heretofore granted or issued by the Company for the acquisition of any securities, provided however the Company may register securities (other than for resale) provided that the Company includes in such registration statement the registration for resale of the Shares and any Warrant Shares; provided further, that the registration rights granted to Investors pursuant to this Agreement shall be enforceable against the Company in connection with such registration statement as if it were a registration statement filed pursuant to this Agreement. Neither such prohibition nor such piggyback provision shall apply to the Form S-3 registration statement described in Section 4.1(a)(i).

               (j) The Company shall cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing the Shares and Warrant Shares to be offered for resale pursuant to the Registration Statement and enable such certificates to be in such denomination or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request after a Registration Statement which includes the Shares or Warrant Shares is ordered effective by the SEC, that the Company deliver, and on such request, the Company shall cause its legal counsel to deliver to the transfer agent for the Shares and Warrant Shares an opinion of such counsel in appropriate form to ensure the transfer of such shares without legend upon delivery by the Investors to the transfer agent of a certificate that the resale was made via proper delivery of the Prospectus under the Registration Statement.

          4.2    Deliverables Upon Effectiveness. When and if the SEC declares
                 -------------------------------
the Registration Statement effective, the Company shall promptly deliver to each Investor:

                 (a) A certificate signed by the Chief Executive Officer or President of the Company that the Registration Statement is effective and, to his knowledge, no stop order with respect to the Registration Statement has been issued and no proceedings therefor have been instituted.

                 (b) A legal opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company, in substantially the form of Exhibit B.

                 (c) Such number of copies of the Registration Statement and (from time to time) of each amendment and supplement thereto, such number of copies of the prospectus (including (from time to time) any supplemental or amended prospectus) included in such Registration Statement, and such other related documents as the Investors may reasonably request in writing in order to facilitate the disposition of the Shares by the Investors.

          4.3  Current Public Information. With a view to making available to
               --------------------------
Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Investors to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times from and after the date of this Agreement so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to each Investor, so long as such Investor owns any Shares, Warrants or Warrant Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing such Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          4.4  Obligations of the Company. In connection with the registration
               --------------------------
obligations of the Company pursuant to this Agreement, the Company shall, as expeditiously as reasonably possible:

               (a) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Common Stock and Warrant Shares owned by them.

               (b) Provide a transfer agent and registrar for all Common Stock and Warrant Shares registered pursuant hereunder and a CUSIP number for all such Common Stock and Warrant Shares, in each case not later than the effective date of such registration.

          4.5  Sales By Investors. Until the Shares are registered for resale
               ------------------
pursuant to Section 4 hereof or otherwise may be sold in a single transaction pursuant to Rule 144, each Investor shall not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock that such Investor owns immediately prior to the Closing or any securities convertible into or exchangeable for Common Stock that such Investor owns immediately prior to the Closing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     5.   Conditions of the Investors' Obligations at Closing. The obligations
          ---------------------------------------------------

of each Investor under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by each Investor:

          5.1  Bringdown. The Company's representations and warranties in
               ---------
Section in Section 2 shall be true in all material respects as of the date of this Agreement and the Company shall not have intentionally done or omitted to do, between the date of this Agreement and the Closing, anything which has caused such representations and warranties not to be true in all material respects as if made on and as of the date of the Closing. The Company shall have performed or fulfilled in all material respects all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company before such Closing.

          5.2  Blue Sky Compliance. The Company shall be exempt from or have
               -------------------
registration/qualification requirements of and be effective under all blue sky laws applicable to the offer and sale of the Shares to the Investors.

          5.3  Compliance Certificate. The Company shall have delivered to each
               ----------------------
Investor a certificate dated as of the date of the Closing signed by the Chief Executive Officer or President of the Company certifying that, to his knowledge, the conditions set forth in Sections 5.1, 5.2, 5.5, 5.6, 5.7 and 5.8 have been satisfied.

          5.4  Opinion of Counsel. There shall have been delivered to each
               ------------------
Investor an opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company, in substantially the form of Exhibit A, dated the date of the Closing.

          5.5  No Order Pending. There shall not then be in effect any order
               ----------------
enjoining or restraining the transactions contemplated by this Agreement.

          5.6  No Material Litigation. During the period from the date of this
               ----------------------
Agreement to the Closing, no material litigation shall have been initiated challenging the Company's ownership or its right to use or distribute the core technology of the Company's products, and the Company shall have not received any written threat of such litigation or any written claim so challenging the Company's rights.

          5.7  No Fraud or Malfeasance. During the period from the date of this
               -----------------------
Agreement to the Closing, (a) none of the Company's officers or directors shall have been removed for fraud or malfeasance in performance of his or her duties with respect to the affairs of the Company and (b) no new legal proceedings against any officers or directors of the Company for fraud or malfeasance in the performance of his or her duties with respect to the affairs of the Company shall have been instituted by the Company or its stockholders.

          5.8  Trigger Time. The Trigger Time shall have occurred on or before
               ------------
the Closing.

     6.   Conditions of the Company's Obligations at Closing. The obligations of
          --------------------------------------------------
the Company under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

          6.1  Bringdown. The Investors' representations and warranties in
               ---------
Section 3 shall be true in all material respects, as if made on and as of the date of the Closing.

          6.2  Blue Sky Compliance. The Company shall be exempt from or have
               -------------------
complied with the registration/qualification requirements of and be effective under all blue sky laws applicable to the offer and sale of the Shares to the Investors.

          6.3  No Order Pending. There shall not then be in effect any order
               ----------------
enjoining or restraining the transactions contemplated by this Agreement.


     7.   Miscellaneous.
          -------------

          7.1  Entire Agreement. This Agreement constitutes the entire contract
               ----------------
between the Company and the Investors relative to the subject matter hereof. Any previous or contemporaneous agreements, understandings, promises and representations (whether written or oral) with regard to such subject between the Company and the Investors are superseded by this Agreement.

          7.2  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

          7.3  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.4  Headings. The headings of the Sections and subsections of this
               --------
Agreement are for convenience and shall not determine the interpretation of this Agreement.

          7.5  Notices. Any notice required or permitted hereunder shall be
               -------
given in writing and shall be conclusively deemed effectively given upon personal delivery, or, if made by registered or certified United States mail, postage prepaid, four business days after mailing, or if made by overnight carrier, one business day after sending, in all instances addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to the Investors, as set forth on Schedule A, or at such other address as the Company or Investor may designate by ten days' advance written notice to each Investor or the Company, respectively.

          7.6  Survival of Warranties. The representations and warranties of the
               ----------------------
parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for three years; provided, however, that such representations and warranties need only be accurate as of the date of such execution and delivery.

          7.7  Amendment of Agreement. Any provision of this Agreement may be
               ----------------------
modified or amended, at any time, by a written instrument signed by the Company and by all of the Investors, and not in any other way.

          7.8  Fees and Expenses. The Company and each Investor will each bear
               -----------------
their own fees and expenses in connection with the transactions contemplated by this Agreement; provided, that the Company shall pay at the Closing up to $25,000 of legal fees and expenses of Shartsis, Friese & Ginsburg, LLP.

          7.9  Finders' Fees. The Company will hold the Investors harmless from
               -------------
from all finders' or brokers' fees in connection with the sale of the Shares to the Investors.

          7.10 Use of Proceeds.
               ---------------

               (a) The Company covenants and agrees that it shall not use any portion of the purchase price hereunder to fund a settlement of any litigation pending against the Company as of the Closing, including but not limited to the currently-pending class action lawsuit against the Company identified in the Disclosure Schedule.

               (b) If the gross proceeds to the Company under this Agreement are less than $30,000,000, the Company covenants to the Investors and agrees that it shall not use any portion of the purchase price hereunder to repay its bank debt as described in the SEC Reports. If the gross proceeds to the Company under the Agreement are $30,000,000 or more, the Company covenants to the Investors and agrees that it shall use no more of the gross proceeds to the Company under the Agreement than the Excess Portion to repay its bank debt as described in the SEC Reports. The "Excess Portion" is the excess of (i) the gross proceeds to the Company under the Agreement, over (ii) $29,999,998.

     IN WITNESS WHEREOF, the parties hereto have executed this Common Stock PIPES Purchase Agreement as of the day and year first above written.

               P-COM, INC.

               By:  /s/ George P. Roberts
                   _____________________________________________________________

               Title:  Chairman / CEO
                      __________________________________________________________

     Address:  3175 S. Winchester Boulevard
               Campbell, CA  95008
               Attention:  Chief Financial Officer


               GRUBER MCBAINE INTERNATIONAL, a
               Cayman Islands Corporation

               By:  /s/ Thomas O. Lloyd-Butler
                   _____________________________________________________________

               Title:  GMCM LLC - Member; Attorney in Fact
                      __________________________________________________________


               LAGUNITAS PARTNERS, L.P.

               By:  /s/ Thomas O. Lloyd-Butler
                   _____________________________________________________________

               Title:  GMCM LLC - Member; Lagunitas Partners LP - Gen Partner LP
                      __________________________________________________________


               TRUSTEES OF HAMILTON COLLEGE

               By:  /s/ Thomas O. Lloyd-Butler
                   _____________________________________________________________

               Title:  GMCM LLC - Member; Attorney in Fact
                      __________________________________________________________


               LOCKHEED MARTIN CORP. MASTER
               RETIREMENT TRUST

               By:  /s/ Thomas O. Lloyd-Butler
                   _____________________________________________________________

               Title:  GMCM LLC - Member; Attorney in Fact
                      __________________________________________________________

           [SIGNATURE PAGE TO COMMON STOCK PIPES PURCHASE AGREEMENT]

                                   LION INVESTMENTS LTD.

                                   By:  /s/ Robert Rayne
                                       ____________________________________

                                   Title:  Director
                                          _________________________________


                                   WESTPOOL INVESTMENT TRUST

                                   By:  /s/ Robert Rayne
                                       ____________________________________

                                   Title:  Director
                                          _________________________________


                                   WEBER CAPITAL PARTNERS, L.P.

                                   By:  Weber Capital Management, LLC,
                                        its General Partner
                                       ____________________________________

                                   By:  /s/ Eugene M. Weber
                                       ____________________________________

                                   Title:  Managing Member
                                          _________________________________

           [SIGNATURE PAGE TO COMMON STOCK PIPES PURCHASE AGREEMENT]

                            Quissett Partners, L.P. by Wellington Management Company, LLP, its Investment Advisor

                            By:  /s/ Cynthia M. Clarke
                                _______________________________________________
                            Cynthia M. Clarke,  Vice President



                            Quissett Investors (Bermuda) L.P., by Wellington Management Company, LLP, its Investment Advisor

                            By:  /s/ Cynthia M. Clarke
                                _______________________________________________
                            Cynthia M. Clarke, Vice President



                            Vanguard Explorer Fund, by Wellington Management Company, LLP, its Investment Advisor

                            By:  /s/ Cynthia M. Clarke
                                _______________________________________________
                            Cynthia M. Clarke, Vice President



                            Hazelbrook Partners, L.P., by Wellington Management Company, LLP, its Investment Advisor

                            By:  /s/ Cynthia M. Clarke
                                _______________________________________________
                            Cynthia M. Clarke, Vice President

           [SIGNATURE PAGE TO COMMON STOCK PIPES PURCHASE AGREEMENT]

                                        WHITMAN PARTNERS, L.P.

                                        By:  /s/ Douglas F. Whitman
                                            ____________________________________

                                        Title:  General Partner
                                               _________________________________


                                        SELIGMAN COMMUNICATIONS AND
                                        INFORMATION FUND, INC.

                                        By: J. & W. Seligman & Co. Incorporated,
                                            its Investment Advisor
                                           _____________________________________

                                        By:  /s/ Gregory Cote
                                           _____________________________________

                                        Title:  Managing Director
                                               _________________________________

           [SIGNATURE PAGE TO COMMON STOCK PIPES PURCHASE AGREEMENT]

                                  SCHEDULE A

---------------------------------------------------------------------------------------------------
Investor                              Address                          Amount to be       Number of
                                                                       Invested           Shares
---------------------------------------------------------------------------------------------------
Gruber McBaine International, a       c/o Gruber McBaine               $1,250,002         218,914
Cayman Islands Corporation            Investment Advisors
                                      50 Osgood Place,
                                      Penthouse
                                      San Francisco, CA 94133
                                      Attn: Christine Arroyo
---------------------------------------------------------------------------------------------------
Lagunitas Partners, L.P.              c/o Gruber McBaine               $3,000,000         525,394
                                      Investment Advisors
                                      50 Osgood Place,
                                      Penthouse
                                      San Francisco, CA 94133
                                      Attn: Christine Arroyo
---------------------------------------------------------------------------------------------------
Trustees of Hamilton College          c/o Gruber McBaine               $  250,000          43,782
                                      Investment Advisors
[stock certificate should read:       50 Osgood Place,
Hare & Co. / 651653]                  Penthouse
                                      San Francisco, CA 94133
                                      Attn: Christine Arroyo
---------------------------------------------------------------------------------------------------
Lockheed Martin Corp. Master          c/o Gruber McBaine               $  500,000          87,565
Retirement Trust                      Investment Advisors
                                      50 Osgood Place,
[stock certificate should read:       Penthouse
Pitt & Co. / 169629-99]               San Francisco, CA 94133
                                      Attn: Christine Arroyo
---------------------------------------------------------------------------------------------------
Vanguard Explorer Fund                c/o Wellington                   $  500,000          87,565
                                      Management Company, LLP
                                      75 State Street
                                      Boston, MA 02109
---------------------------------------------------------------------------------------------------
Quissett Partners, L.P.               c/o Wellington                   $2,610,000         457,092
                                      Management Company, LLP
                                      75 State Street
                                      Boston, MA 02109
                                      Attn:  Phillip Scibelli
---------------------------------------------------------------------------------------------------
Quissett Investors (Bermuda) L.P.     c/o Wellington                   $1,740,000         304,728
                                      Management
---------------------------------------------------------------------------------------------------

                                 Schedule A-1

---------------------------------------------------------------------------------------------------
                                      Company, LLP
                                      75 State Street
                                      Boston, MA 02109
                                      Attn:  Phillip Scibelli
---------------------------------------------------------------------------------------------------
Hazelbrook Partners, L.P.             c/o Wellington                   $   150,000         26,269
                                      Management Company, LLP
                                      75 State Street
                                      Boston, MA 02109
                                      Attn: Sean Higgins
---------------------------------------------------------------------------------------------------
Westpool Investment Trust             c/o Weber Capital                $   750,000        131,348
                                      Partners, L.P.
                                      50 California Street
                                      Suite 3200
                                      San Francisco, CA 94111
                                      Attn: Eugene M. Weber
---------------------------------------------------------------------------------------------------
Lion Investments Ltd.                 c/o Weber Capital                $   750,000        131,348
                                      Partners, L.P.
                                      50 California Street
                                      Suite 3200
                                      San Francisco, CA 94111
                                      Attn: Eugene M. Weber
---------------------------------------------------------------------------------------------------
Weber Capital Partners, L.P.          50 California Street             $ 1,500,000        262,697
                                      Suite 3200
                                      San Francisco, CA 94111
                                      Attn: Eugene M. Weber
---------------------------------------------------------------------------------------------------
Whitman Partners, L.P.                525 University Avenue            $14,999,999      2,626,970
                                      Suite 701                        *
                                      Palo Alto, CA 94301
                                      Attn: Douglas F. Whitman
---------------------------------------------------------------------------------------------------
Seligman Communications and           125 University Avenue            $14,999,999      2,626,970
Information Fund, Inc.                Palo Alto, CA 94301              *
---------------------------------------------------------------------------------------------------

* Whitman Partners, L.P. ("Whitman") and Seligman Communications and Information Fund, Inc. ("Seligman") shall be entitled, but not obligated, to purchase on a pro rata basis any Shares allocated to the Investors listed above if such Investors fail to purchase such Shares. If the Company does not borrow at least $12,000,000 from either Foothill Capital Corporation or Greyrock Capital, then Whitman and Seligman (or their designees, subject to the approval of the Company such approval not to be unreasonably withheld) shall be entitled, but not obligated, to purchase at the Closing on a pro rata basis up to an additional 175,132 Shares at the same per share price as the Shares.

                                 Schedule A-2

                                  SCHEDULE B


ABA Routing #:    321171184
Account #:        200018638
Account Name:     Shartsis, Friese & Ginsburg LLP Trust Account
Bank Name:        Citibank, FSB
Bank Address:     One Sansome Street, 24th Floor, San Francisco, CA 94104
Reference:        P-Com (4146.8)

                                  SCHEDULE B

                                   EXHIBIT A


                               January __, 2000

To the Investors listed on
Schedule A to the Common
Stock PIPES Purchase Agreement dated January 6, 2000

Ladies and Gentlemen:

     We have acted as counsel for P-Com, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale to you of 7,530,642 shares of its common stock, par value $.0001 per share, pursuant to the Common Stock PIPES Purchase Agreement dated January 6, 2000 (the "Stock Purchase Agreement") among the Company and you. This opinion letter is being rendered to you pursuant to Section 5.4 of the Stock Purchase Agreement in connection with the Closing of the sale of the Shares. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Stock Purchase Agreement.

     In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Stock Purchase Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

     In rendering this opinion letter we have also assumed: (A) that the Stock Purchase Agreement has been duly and validly executed and delivered by you or on your behalf, that you have the power to enter into and perform all your obligations thereunder, and that the Stock Purchase Agreement constitutes a valid, legal, binding and enforceable obligation upon you; (B) that the representations and warranties made in the Stock Purchase Agreement by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; (D) that you have filed any required State Franchise income or similar tax returns and have paid any required State Franchise, income or similar taxes; and (E) that neither Whitman Partners, L.P. nor Seligman Communications and Information Fund, Inc., nor any person who "controls" either of them within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, holds any voting securities of the Company as of immediately before the Closing.

     As used in this opinion letter, the expression "we are not aware" or the phrase "to our knowledge", or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys

                                  Exhibit A-1
within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than such officers.

     This opinion letter relates solely to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

     Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Stock Purchase Agreement or the Disclosure Schedule thereto, we are of the opinion that as of the date hereof:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted. The Company is qualified to do business as a foreign corporation in the state of California.

     2. The Company has the requisite corporate power and authority to execute, deliver and perform the Stock Purchase Agreement, and to issue the Shares, the Warrant and the Warrant Shares. The Stock Purchase Agreement has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

     3. The Shares have been duly authorized and, upon purchase at the Closing pursuant to the terms of the Stock Purchase Agreement, will be validly issued, nonassessable and fully paid, and free of any liens created by the Company. If and when issued in accordance with the terms of the Stock Purchase Agreement the Warrants will be, and if and when issued upon exercise of the Warrants pursuant to the terms of the Warrants the Warrant Shares will be, validly issued, nonassessable and fully paid, and free of any liens created by the Company.

     4. The Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of, the Stock Purchase Agreement do not violate any provision of any federal, Delaware corporate or California law, rule or regulation applicable to the Company or any provision of the Company's Restated Certificate of Incorporation or Bylaws and do not conflict with or constitute a default under the provisions of any judgment, writ, decree or order specifically identified in the SEC Reports or the material provisions of any of the material agreements specifically identified in the SEC Reports.

                                  Exhibit A-2

     5. Other than in connection with any securities laws, all consents, approvals, permits, orders or authorizations of, and all qualifications by and registrations with, any federal or Delaware corporate or California state governmental authority on the part of the Company required in connection with the execution and delivery of the Stock Purchase Agreement and consummation at the Closing of the transactions contemplated by the Stock Purchase Agreement have been obtained, and are effective, and we are not aware of any proceedings, or written threat of any proceedings, that question the validity thereof.

     6. Based in part upon the representations of you in the Stock Purchase Agreement, the offer and sale of the Shares to you pursuant to the terms of the Stock Purchase Agreement are exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

     Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

     (A) The legality, validity, binding nature and enforceability of the Company's obligations under the Stock Purchase Agreement may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (3), without limiting the generality of the foregoing, the effect of California court decisions and statutes which indicate that provisions of the Stock Purchase Agreement which permit you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

     (B) We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

     (C) We express no opinion concerning the past, present or future fair market value of any securities.

     (D) We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law. In this regard, we advise you that in the opinion of the Securities and Exchange Commission, indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

     (E) We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Stock Purchase Agreement other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In

                                  Exhibit A-3
addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

     (F) We express no opinion as to the effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

     (G) We express no opinion as to your compliance with any Federal or state law relating to your legal or regulatory status.

     (H) We express no opinion as to the compliance of the Company, you or the sale of the Common Stock to you with the provisions of the Small Business Investment Act of 1958, as amended, or any of the regulations promulgated thereunder.

     (I) We express no opinion as to the effect of subsequent issuances of securities of the Company, to the extent that further issuances which may be integrated with the Closing may include purchasers that do not meet the definition of "accredited investors" under Rule 501 of Regulation D and equivalent definitions under state securities or "blue sky" laws.

     (J) We express no opinion as to Section 7.2 of the Stock Purchase Agreement to the extent that it purports to exclude conflict of law principles under California law.

     This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                   Very truly yours,



                                   BROBECK, PHLEGER & HARRISON LLP

                                  Exhibit A-4

                                   EXHIBIT B


                              _____________, 2000


To the Investors listed on
Schedule A to the Common
Stock PIPES Purchase Agreement dated January 6, 2000

Ladies and Gentlemen:

     We have acted as counsel for P-Com, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale to you of certain Shares of its common stock, par value $.0001 per share, pursuant to the Common Stock PIPES Purchase Agreement dated January 6, 2000 (the "Stock Purchase Agreement") among the Company and you and in connection with the Company's registration with the SEC of such Shares for resale by you. This opinion letter is being rendered to you pursuant to Section 4.2(b) of the Stock Purchase Agreement in connection with the SEC declaring effective the Registration Statement for your resale of the Shares. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Stock Purchase Agreement.

     In our capacity as counsel to the Company, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the Registration Statement on Form S-1 (File No. 333-____________) initially filed by the Company with the SEC on ____________, 2000, for the purpose of registering the resale of the Shares under the Securities Act; Amendment No. 1 to such Registration Statement filed with the SEC on _____________, 2000; Amendment No. 2 to such Registration Statement filed with the SEC on _____________, 2000; and oral advice on ______________, 2000, from an
SEC staff examiner, that the SEC had declared such Registration Statement, as so amended, effective as of ______ p.m., Washington, D.C. time, on _____________, 2000.

     As used in this opinion letter, the phrase "to our knowledge" means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but our affirmative factual investigation for the purpose of rendering this opinion letter has been limited to obtaining (a) oral advice received on ___________, from an SEC staff examiner, that the SEC had declared such Registration Statement, as amended, effective at _____ p.m. Washington, D.C. time, on _________, 2000 and (b) oral advice received on ___________, 2000 from an SEC staff examiner that there is no stop order suspending the effectiveness of the Registration Statement.

     Based upon our examination of and reliance upon the foregoing, we are of the opinion that as of the date hereof:

                                  Exhibit B-1

     1. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the SEC.

     This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and the Registration Statement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Stock Purchase Agreement, the Registration Statement or the Shares. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                        Very truly yours,



                                        BROBECK, PHLEGER & HARRISON LLP

                                  Exhibit B-2

                                   EXHIBIT C


     THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                       WARRANT TO PURCHASE COMMON STOCK
                                      of
                                  P-COM, INC.

                        Void after ____________, 200__

     This Warrant is issued to __________________, or its registered assigns ("Holder"), by P-Com, Inc., a Delaware corporation (the "Company"), on ___________, 200__ (the "Warrant Issue Date"). This Warrant is issued in connection with the Company's issuance to the Holder of Common Stock on January __, 2000, and the Company's failure to timely register such Common Stock for resale under the Securities Act of 1933.

     1.   Purchase Shares.  Subject to the terms and conditions hereinafter set
          ---------------
forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company _____________ fully paid and nonassessable shares of Common Stock of the Company, as constituted on the Warrant Issue Date (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 4 hereof.

     2.   Exercise Price.  The purchase price for the Shares shall be $______
          --------------
per share, as adjusted from time to time pursuant to Section 9 hereof (the "Exercise Price"). It is acknowledged that the Exercise Price is based on negotiated terms and is not intended to reflect the current fair market value of the Common Stock.

     3.   Exercise Period.  Subject to Section 4 below, this Warrant shall be
          ---------------
exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. on the third anniversary of the Warrant Issuance Date.

                                  Exhibit C-1

     4.   Early Termination, Antidilution Adjustments and Registration Statement
          ----------------------------------------------------------------------
Adjustments.
-----------

     (a) In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and in which no change occurs in its outstanding Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company, except where the Company is the surviving entity and no change occurs in its outstanding Common Stock), the corporation formed by such consolidation or the corporation resulting from or surviving such merger or the corporation which shall have acquired such assets or securities of the Company, as the case may be, shall execute and deliver to the Holder simultaneously therewith a new Warrant, satisfactory in form and substance to the Holder, together with such other documents as the Holder may reasonably request, entitling the Holder thereof to receive upon exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or exchange of securities, or upon the dissolution following such sale or other transfer, by a holder of the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such consolidation, merger, sale, transfer, or exchange. Such new Warrant shall contain the same basic other terms and conditions as this Warrant and shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The above provisions of this
Section 4(a) shall similarly apply to successive consolidations, mergers, exchanges, sales or other transfers covered hereby. Notwithstanding the foregoing, in the event the consideration to be paid to holders of Company capital stock in any transaction of the nature referred to above in this Section 4(a) (a "Transaction") consists of cash or cash equivalents, then, provided that the Company shall have given the holder hereof the notice required by Section 9, this Warrant shall, to the extent it has not been exercised by the effective date of such Transaction, terminate upon the completion of such Transaction.

     (b) If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the purchase price under this Warrant shall be proportionately reduced in the case of a subdivision of shares or proportionately increased in the case of a combination of shares, in both cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                                  Exhibit C-2

     (c) Except as set forth herein, no adjustment on account of cash dividends on the Company's Common Stock or other securities purchasable hereunder will be made to the purchase price under this Warrant.

     (d) The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company further covenants and agrees (i) that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observation or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, (ii) promptly to take such action as may be required of the Company to permit the Holder to exercise this Warrant and the Company duly and effectively to issue shares of its Common Stock or other securities as provided herein upon the exercise hereof and (iii) promptly to take all action required or provided herein to protect the rights of the Holder granted hereunder against dilution.

     (e) If the Company declares a dividend on Common Stock, or makes a distribution to holders of Common Stock, and such dividend or distribution is payable or made in Common Stock or securities convertible into or exchangeable for Common Stock, or rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend or distribution, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

     (f) If the Company declares a dividend on Common Stock (other than a dividend covered by subsection (e) above) or distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any cash or other of its assets (other than Common Stock or securities convertible into or exchangeable for Common Stock), the Holder shall receive notice of such event as set forth in Section 9 below.

     (g) If the Company shall, at any time before the expiration of this Warrant, sell all or substantially all of its assets and distribute the proceeds thereof to the Company's stockholders, the Holder shall, upon exercise of this Warrant have the right to receive, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such distribution with respect to such shares of Common Stock of the Company had

                                  Exhibit C-3
the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such distribution results in any cash distribution in excess of the Exercise Price provided by this Warrant for the shares of Common Stock receivable upon exercise of this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall obtain receipt of the Exercise Price by deducting an amount equal to the Exercise Price for the shares of Common Stock receivable upon exercise of this Warrant from the amount payable to the Holder. Notwithstanding the foregoing, in the event the consideration to be paid to holders of Company capital stock in any transaction of the nature referred to above in this Section 4(g) (an "Asset Sale Transaction") consists of cash or cash equivalents and the consideration payable per share of Common Stock of the Company is less than the Exercise Price hereunder, then, provided that the Company shall have given the holder hereof the notice required by Section 9, this Warrant shall, to the extent it has not been exercised by the effective date of such Transaction, terminate upon the completion of such Transaction.

     (h) The term "Common Stock" shall mean the Common Stock of the Company as the same exists at January 6, 2000 or as such stock may be constituted from time to time, except that for the purpose of this Section 4, the term "Common Stock" shall include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

     (i) Whenever the number of Warrant Shares or the Exercise Price shall be adjusted as required by the provisions of this Section 4, the Company forthwith shall file in the custody of its secretary or an assistant secretary, at its principal office, and furnish to each Holder hereof, a certificate prepared by its Chief Financial Officer, showing the adjusted number of Warrant Shares and the adjusted Exercise Price and setting forth in reasonable detail the circumstances requiring the adjustments.

     (j) No adjustment in the Exercise Price in accordance with the provisions of this Section 4 need be made if such adjustment would amount to a change in such Exercise Price of less than $.01; provided however, that the amount by which any adjustment is not made by reason of the provisions of this Section 4(j) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

     (k) If an adjustment is made under this Section 4 and the event to which the adjustment relates does not occur, then any adjustments in accordance with this Section 4 shall be readjusted to the Exercise Price and the number of Warrant Shares which would be in effect had the earlier adjustment not been made.

     5.   Method of Exercise.  While this Warrant remains outstanding and
          ------------------
exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                                  Exhibit C-4

          (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices; and

          (b) the payment to the Company of cash equal to the aggregate Exercise Price for the number of Shares being purchased.

     6.   Net Exercise.  In lieu of exercising this Warrant pursuant to Section
          ------------
5, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of the "spread" on the Shares (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Exercise, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                      Y (A - B)
                      ---------
               X    =     A

Where:    X =  The number of shares of Common Stock to be issued to the Holder pursuant to this net exercise;

          Y = The number of Shares in respect of which the net issue election is made;

          A = The fair market value of one share of the Common Stock at the time the net issue election is made;

          B =  The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 6, the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the sixty (60) day period ending three (3) days prior to the net exercise election; and (ii) if traded over-the-counter but not on the Nasdaq National Market, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the sixty (60) day period ending three (3) days prior to the net exercise.

     7.   Certificates for Shares.  Upon the exercise of the purchase rights
          -----------------------
evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable).

     8.   Issuance of Shares.  The Company covenants that the Shares, when
          ------------------
issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

     9.   Notice of Adjustment.    So long as this Warrant shall be outstanding,
          --------------------
(a) if the Company shall propose to pay any dividends or make any distribution upon the Common Stock, or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any other similar rights, or (c) if there shall be any proposed capital reorganization of

                                  Exhibit C-5
the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, or (d) if the Company shall give to its stockholders any notice, report or other communication respecting any significant or special action or event, then in such event, the Company shall give to the Holder, at least ten (10) days prior to the relevant date described below, a notice containing a description of the proposed action or event and stating the date or expected date on which a record of the Company's stockholders is to be taken for any of the foregoing purposes, and the date or expected date on which any such dividend, distribution, subscription, reclassification, reorganization, consolidation, combination, merger, conveyance, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

     10.  No Fractional Shares or Scrip.  No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     11.  No Stockholder Rights.  Prior to exercise of this Warrant, the Holder
          ---------------------
shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 11 shall limit the right of the Holder to be provided the Notices required under this Warrant.

     12.  Transfers of Warrant.  Subject to compliance with applicable federal
          --------------------
and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company in substantially the form as Exhibit A hereto.
The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

     13.  Successors and Assigns.  The terms and provisions of this Warrant
          ----------------------
shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

     14.  Amendments and Waivers.  Any term of this Warrant may be amended and
          ----------------------
the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

     15.  Notices.  All notices required under this Warrant and shall be deemed
          -------
to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt

                                  Exhibit C-6
that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

     16.  Attorneys' Fees.  If any action of law or equity is necessary to
          ---------------
enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

     17.  Captions.  The section and subsection headings of this Warrant are
          --------
inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

     18.  Governing Law.  This Warrant shall be governed by the laws of the
          -------------
State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

     19.  Registration Rights.  The Holder of this Warrant and the Warrant
          -------------------
Shares are entitled to the rights and benefits of all of the terms, provisions and conditions of that certain Common Stock PIPES Purchase Agreement dated January 6, 2000 between the Company and Holders and others, including but not limited to the registration rights contained in Section 4 thereof.

     IN WITNESS WHEREOF, P-Com, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.

                              P-COM, INC.



                              By:_________________________________________
                                    Chief Financial Officer

                                  Exhibit C-7

                              NOTICE OF EXERCISE


To:  P-COM, INC.

     The undersigned hereby elects to [check applicable subsection]:

________  (a)  Purchase _________________ shares of Common Stock of P-Com, Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

          OR

________  (b)  Exercise the attached Warrant for [all of the shares] [________
               of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 6 of such Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                        WARRANTHOLDER:


                                        ____________________________________

                                        By:_________________________________




                              Address:  ____________________________________

                                        ____________________________________


Date: ______________________


Name in which shares should be registered:

__________________________________________

                                  Exhibit C-8

Exhibit A to Warrant:

                                ASSIGNMENT FORM
                                ---------------

                   (To assign the foregoing Warrant, execute this form and supply required information.
                   Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

________________________________________________________________________________
                                (Please Print)

whose address is _______________________________________________________________
                                (Please Print)

________________________________________________________________________________

                                             Dated:______________________, 200_.

                              Holder's Signature:_______________________________

                              Holder's Address:_________________________________

                              __________________________________________________

Signature Guaranteed:___________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                             Exhibit A to Warrant